SECOND AMENDMENT
                                     TO THE
                           FREMONT GENERAL CORPORATION
                               EXCESS BENEFIT PLAN




         Effective August 14, 2001, the Fremont General Corporation Excess Benefit Plan (the "EBP"), originally effective January 1, 1990 and last restated, in its entirety, effective January 1, 1995, and as amended thereafter, is further amended as follows:

         Section 6.3 is amended in its entirety to read as follows:

         6.3 TERMINATION. The Plan shall terminate effective as of August 14, 2001 and all participants actively employed on that date shall become 100% vested in their Accounts. No contributions (as described in Article 4) shall be made to any Participant's Account after August 14, 2001. However, earnings and losses shall continue to be credited to a Participant's Account until such Account is finally valued as follows. At the close of business on August 14, 2001, or as soon as reasonably practicable thereafter, the assets in each Participant's Account, all of which are deemed invested in Company common stock, shall be paid to the Participant in shares of Company common stock (with fractional shares in cash).



         DATED:  May 31, 2001



                                                 FREMONT GENERAL CORPORATION


                                                 By: /s/ RAYMOND G. MEYERS
                                                    ----------------------
                                                 Raymond G. Meyers, Senior Vice
                                                 President